As filed with the U.S. Securities and Exchange Commission on July 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rani Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-3114789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2051 Ringwood Avenue

San Jose, California 95131

(Address of Principal Executive Offices) (Zip code)

Rani Therapeutics Holdings, Inc. 2026 Equity Inducement Plan

(Full titles of the plans)

Talat Imran

Chief Executive Officer

Rani Therapeutics Holdings, Inc.

2051 Ringwood Avenue

San Jose, California 95131

(408) 457-3700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

John McKenna Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Rani Therapeutics Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange (the “SEC”) for the purpose of registering 5,500,000 shares of Class A common stock to be issued pursuant to the Rani Therapeutics Holdings, Inc. 2026 Equity Inducement Plan (the “2026 Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2026 Plan, as required by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

Item 3. Incorporation Of Certain Documents By Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026;
(b)
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 15, 2026;
(c)
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 form our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2026;
(d)
Our Current Reports on Form 8-K filed with the SEC on January 2, 2026, May 15, 2026, May 27, 2026, May 29, 2026 and June 30, 2026; and
(e)
The description of the Registrant’s Class A common stock which is contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 26, 2026.

All other reports and documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-40672	3.1	January 2, 2026
4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-40672	3.2	January 2, 2026
4.3	Specimen Class A common stock certificate of the Registrant.	S-1/A	333-257809	4.1	July 26, 2021
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of CBIZ CPAs P.C., Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included on the signature page of this registration statement).
99.1	Rani Therapeutics Holdings, Inc. 2026 Equity Inducement Plan.	8-K	001-40672	10.2	June 30, 2026
99.2	Forms of Stock Option Agreement under the Rani Therapeutics Holdings, Inc. 2026 Equity Inducement Plan.	8-K	001-40672	10.3	June 30, 2026
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 15, 2026.

Rani Therapeutics Holdings, Inc.

By:	/s/ Talat Imran
Talat Imran
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Talat Imran and Nicholas M. Maestas, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Talat Imran	Chief Executive Officer and Director	July 15, 2026
Talat Imran	(Principal Executive Officer)

/s/ Nicholas M. Maestas	Chief Financial Officer	July 15, 2026
Nicholas M. Maestas	(Principal Financial and Accounting Officer)

/s/ Mir Imran	Chairman of the Board	July 15, 2026
Mir Imran

/s/ Dennis Ausiello	Director	July 15, 2026
Dennis Ausiello

/s/ Jean-Luc Butel	Director	July 15, 2026
Jean-Luc Butel

/s/ Abraham Bassan	Director	July 15, 2026
Abraham Bassan

/s/ Vasudev Bailey	Director	July 15, 2026
Vasudev Bailey

/s/ Lisa Rometty	Director	July 15, 2026
Lisa Rometty